UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

Conmed Healthcare Management, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑      No fee required.

☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐      Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANTORY NOTE

As previously reported, on July 11, 2011, Conmed Healthcare Management, Inc. (“Conmed”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ayelet Investments LLC and Ayelet Merger Subsidiary, Inc.  On July 13, 2011, Richard W. Turner, Ph.D., Chief Executive Officer of Conmed, and Stephen B. Goldberg, Executive Vice President of Conmed, sent letters to Conmed’s clients and employees regarding the Merger Agreement and the transactions contemplated thereby.  Copies of the letters are filed herewith pursuant to Rule 14a-12.

Additional Information About This Transaction

Conmed intends to file a proxy statement in connection with the stockholder meeting to be called to vote on approval of the proposed merger. The proxy statement will be mailed to Conmed’s stockholders.  Conmed’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Conmed on its corporate website at www.conmedinc.com.

Conmed’s officers and directors may be deemed to be participants in the solicitation of proxies from Conmed’s stockholders with respect to the merger. Information about Conmed’s executive officers and directors, and their ownership of Conmed common stock, is set forth in the proxy statement for Conmed’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2011. Additional information regarding the direct and indirect interests of Conmed’s executive officers and directors in the merger will be set forth in the proxy statement regarding the proposed merger, which will be filed by Conmed with the SEC.  Copies of these documents may be obtained, free of charge, as described above.

Forward Looking Statements

The documents included in this filing may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to Conmed's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “potentially,” or similar expressions. These statements are based upon the current beliefs and expectations of Conmed's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Conmed’s control). These factors include, but are not limited to: potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; unexpected costs or expenses resulting from the proposed transaction; litigation or adverse judgments relating to the proposed transaction; risks relating to the consummation of the contemplated transaction, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; any changes in general economic and/or industry-specific conditions; and other factors described in Conmed’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Other factors not currently anticipated by management may also materially and adversely affect the closing of the merger transaction. Conmed undertakes no obligation to update publicly or revise any forward-looking statements made, whether as a result of new information, future results or otherwise.

Item 1:  Letter to Clients

July 13, 2011

Dear _________________________:

We are contacting all our valued clients personally to let you know that after substantial consideration by management and its Board of Directors, Conmed Healthcare Management, Inc. announced yesterday its intention to be acquired by Ayelet Investments, LLC.  Once this transaction has been approved by our stockholders and closes, Conmed will operate as a private company; we expect this will occur by late September.

Throughout its successful 27-year operating history, Conmed has built a solid track record and established an exceptional reputation by providing high-quality, cost-effective medical services to its clients.  We do not expect this to change and intend to provide the same high-quality services you have come to count on.

We see the opportunity to privatize Conmed as a way to continue to offer our services efficiently and remain a quality provider and leader in the industry. We believe this transaction will allow us to operate more efficiently and utilize resulting savings for innovation and technology for our clients.

We expect this transaction will in no way affect our day-to-day operations.  Importantly, the company’s employee base will remain intact.

Please feel free to contact either of us directly with any questions you may have about the planned privatization and what it means for Conmed and for you.  You can reach Richard Turner in his office at 410-567-5534, on his cell phone at 804-338-6420, or via email at rturner@conmed-inc.com.  Stephen Goldberg can be reached in his office at 410-567-5539, on his cell phone at 443-286-1439, or via email at sgoldberg@conmed-inc.com.

Kindest personal regards,

Richard W. Turner, Ph.D.
Chairman and Chief Executive Officer

Stephen B. Goldberg, M.D.
Executive Vice President

Item 2:  Letter to Employees

July 13, 2011

Dear Conmed Employees:

After substantial consideration by management and its Board of Directors, Conmed Healthcare Management, Inc. announced yesterday its intention to be acquired by Ayelet Investments, LLC.  Once this transaction closes, Conmed will operate as a private company; we expect this will occur by late September.

Throughout its successful 27-year operating history, with your help, Conmed has built a solid track record and established an exceptional reputation by providing high-quality, cost-effective medical services to its clients.  We do not expect this to change.

We see the opportunity to privatize Conmed as a way to continue to remain a quality provider and leader in the industry. We believe this transaction will allow us to operate more efficiently and utilize resulting savings for innovation and technology for our clients.

We expect this transaction will in no way affect our day-to-day operations.  Importantly, the company’s employee base will remain intact.

We want you to know how much we value the work you do and appreciate the way your contributions have helped make Conmed the company it is today.  We will continue to build on our solid foundation to increase penetration of the very attractive market in which we operate.  We look forward to your ongoing contributions to our future growth.

The proposed acquisition of Conmed is not complete and is still subject to approval by our stockholders and other customary closing conditions.  If you have questions you would like to submit, please feel free to forward those to Tammy Besser, Director of Human Resources, via email at tbesser@conmed-inc.com. If you would like to submit your question(s) anonymously, please forward them by mail to Ms. Besser at Conmed Healthcare
Management, Inc., 7250 Parkway Drive, Suite 400, Hanover, MD  21076.  We are committed to keeping you as informed as we can, but there are obviously legal restraints in these types of transactions that may limit our ability to communicate at times.  If we have the information necessary to respond to your questions and there are no legal constraints keeping us from answering your questions, we will do so.

Please feel free to contact either of us directly with any questions you may have about the planned privatization and what it means for Conmed and for you.  You can reach Richard Turner in his office at 410-567-5534, on his cell phone at 804-338-6420, or via email at rturner@conmed-inc.com.  Stephen Goldberg can be reached in his office at 410-567-5539, on his cell phone at 443-286-1439, or via email at sgoldberg@conmed-inc.com.

Kindest personal regards,

Richard W. Turner, Ph.D.
Chairman and Chief Executive Officer

Stephen B. Goldberg, M.D.
Executive Vice President